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                                                                          10.4.1

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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                    MEDICIS CONSUMER PRODUCTS COMPANY, L.L.C.
                      A DELAWARE LIMITED LIABILITY COMPANY

                            Dated as of June 18, 1998

================================================================================

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                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS AND INTERPRETATION......................................1
     1.1 CERTAIN DEFINITIONS...................................................1
     1.2 OTHER DEFINED TERMS...................................................5
     1.3 INTERPRETATION........................................................6

ARTICLE II. INTRODUCTORY MATTERS...............................................7
     2.1 FORMATION OF LLC......................................................7
     2.2 NAME..................................................................7
     2.3 PRINCIPAL OFFICE......................................................7
     2.4 REGISTERED OFFICE AND REGISTERED AGENT................................7
     2.5 PERPETUAL EXISTENCE...................................................7
     2.6 BUSINESS AND PURPOSE OF THE LLC.......................................7
     2.7 TITLE TO ALL PROPERTIES...............................................7

ARTICLE III. MEMBERS...........................................................8
     3.1 MEMBERS; NO PERSONAL LIABILITY........................................8
     3.2 TRANSACTIONS WITH THE LLC.............................................8
     3.3 COMPENSATION OF MEMBERS...............................................8
     3.4 NO REGULAR MEETINGS...................................................8
     3.5 ACTIONS WITHOUT A MEETING.............................................8
     3.6 REQUIRED VOTE.........................................................9
     3.7 QUORUM AND EFFECT OF VOTE.............................................9

ARTICLE IV. CAPITAL CONTRIBUTIONS..............................................9
     4.1 INITIAL CAPITAL CONTRIBUTIONS.........................................9
     4.2 IMX CONTRIBUTED ASSETS................................................9
     4.3 ADDITIONAL CONTRIBUTIONS..............................................9
     4.4 RIGHTS WITH RESPECT TO CAPITAL.......................................10
     4.5 GENERAL RULES FOR ADJUSTMENT OF CAPITAL ACCOUNTS.....................10
     4.6 SPECIAL RULES WITH RESPECT TO CAPITAL ACCOUNTS.......................11
     4.7 TRANSFEREE'S CAPITAL ACCOUNT.........................................11

ARTICLE V. ALLOCATION OF PROFITS AND LOSSES...................................11
     5.1 ALLOCATION OF NET PROFITS AND NET LOSSES.............................11
     5.2 RESIDUAL ALLOCATIONS.................................................12
     5.3 QUALIFIED INCOME OFFSET..............................................12
     5.4 MINIMUM GAIN CHARGEBACK..............................................12
     5.5 MEMBER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK......................13
     5.6 MEMBER NONRECOURSE DEDUCTIONS........................................13
     5.7 SPECIAL ALLOCATIONS..................................................13
     5.8 FEES TO MEMBERS OR AFFILIATES........................................13
     5.9 SECTION 704(c) ALLOCATION............................................14


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ARTICLE VI. DISTRIBUTIONS.....................................................14
     6.1 AVAILABLE CASH FLOW..................................................14
     6.2 LIQUIDATING DISTRIBUTIONS............................................14
     6.3 AUTHORITY TO WITHHOLD................................................15

ARTICLE VII. MANAGEMENT.......................................................15
     7.1 MANAGERS.............................................................15
     7.2 LIMITATIONS ON RIGHTS AND POWERS.....................................18
     7.3 COMPENSATION OF MANAGERS.............................................19
     7.4 EXPENSE REIMBURSEMENT................................................19
     7.5 OTHER BUSINESS VENTURES..............................................19

ARTICLE VIII. RESTRICTIONS ON TRANSFER OF LLC INTERESTS; ADMISSION OF
NEW MEMBERS...................................................................19
     8.1 TRANSFER OR ASSIGNMENT OF MEMBER'S INTEREST..........................19
     8.2 VOID TRANSFERS.......................................................20
     8.3 SUBSTITUTION OF MEMBERS..............................................20
     8.4 ADMISSION OF NEW MEMBERS.............................................20
     8.5 SUBSEQUENT TRANSFERS SUBJECT TO TERMS OF AGREEMENT...................20
     8.6 RIGHTS OF LEGAL REPRESENTATIVES......................................20
     8.7 PURCHASE TERMS VARIED BY AGREEMENT...................................21

ARTICLE IX. OPTION TO PURCHASE IMX'S INTEREST.................................21
     9.1 MEDICIS OPTION TO PURCHASE...........................................21
     9.2 RIGHT TO REQUIRE PURCHASE............................................22

ARTICLE X. TERMINATION AND DISSOLUTION........................................23
     10.1 DISSOLUTION.........................................................23
     10.2 DISASSOCIATION EVENT................................................23
     10.3 CONDUCT OF BUSINESS.................................................23
     10.4 FILING OF CERTIFICATE OF CANCELLATION...............................23
     10.5 DISTRIBUTION OF NET PROCEEDS........................................24

ARTICLE XI. BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS.........................24
     11.1 MAINTENANCE OF BOOKS AND RECORDS; REPORTS TO MEMBERS................24
     11.2 INSPECTION AND AUDIT RIGHTS.........................................25
     11.3 FISCAL YEAR.........................................................25
     11.4 TAX MATTERS.........................................................25
     11.5 INCOME TAX ELECTIONS................................................26
     11.6 OBLIGATIONS OF MEMBERS TO REPORT ALLOCATIONS........................26

ARTICLE XII. INDEMNIFICATION OF MEMBERS,  MANAGERS AND AFFILIATES.............26


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     12.1 INDEMNIFICATION OF THE MEMBERS AND THEIR PRINCIPALS.................26
     12.2 EXPENSES............................................................26
     12.3 INDEMNIFICATION RIGHTS NON-EXCLUSIVE................................27
     12.4 ERRORS AND OMISSIONS INSURANCE......................................27
     12.5 ASSETS OF THE LLC...................................................27

ARTICLE XIII. ISSUANCE OF LLC CERTIFICATES....................................27
     13.1 ISSUANCE OF LLC CERTIFICATES........................................27
     13.2 TRANSFER OF LLC INTERESTS...........................................28
     13.3 LOST, STOLEN OR DESTROYED CERTIFICATES..............................28

ARTICLE XIV. AMENDMENTS.......................................................28
     14.1 AMENDMENT, ETC. OF OPERATING AGREEMENT..............................28
     14.2 AMENDMENT OF CERTIFICATE OF FORMATION...............................29

ARTICLE XV. MISCELLANEOUS PROVISIONS..........................................29
     15.1 CHOICE OF FORUM AND GOVERNING LAW...................................29
     15.2 SEVERABILITY........................................................29
     15.3 ASSIGNMENT; BINDING AGREEMENT.......................................29
     15.4 ENTIRE AGREEMENT AND MODIFICATION...................................30
     15.5 NON-DISCLOSURE OF INFORMATION.......................................30
     15.6 REMEDIES............................................................30
     15.7 NON-WAIVER OF RIGHTS................................................30
     15.8 ENTIRE AGREEMENT AND MODIFICATION...................................30
     15.9 COUNTERPARTS........................................................31
     15.10 COOPERATION........................................................31
     15.11 HEADINGS; INTERPRETATION...........................................31
     15.12 PAYMENT OF FEES AND EXPENSES.......................................31
     15.13 NOTICES............................................................31
     15.14 SURVIVAL OF RIGHTS.................................................32
     15.15 REPRESENTATIONS AND ACKNOWLEDGMENTS................................32
     15.16 PARTITION..........................................................32
     15.17 WAIVER.............................................................32
     15.18 ATTORNEYS' FEES....................................................32
     15.19 CONFIDENTIALITY AND PRESS RELEASES.................................33

ARTICLE XVI.  MISCELLANEOUS...................................................33
     16.1 ASSIGNMENT; BINDING AGREEMENT.......................................33

EXHIBIT A......................................................................1
     INITIAL MEMBER NAMES AND ADDRESSES; INITIAL CAPITAL
     CONTRIBUTIONS AND PERCENTAGE INTERESTS....................................1

EXHIBIT B......................................................................2
     (FACE OF CERTIFICATE).....................................................2


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                   MEDICIS CONSUMER PRODUCTS CORPORATION, LLC
                       LIMITED LIABILITY COMPANY AGREEMENT

      This Limited Liability Company Agreement (this "Agreement") is made and entered into and effective as of June 5, 1999 by and between Medicis Partners Incorporated, a Delaware corporation ("Medicis"), and IMX Pharmaceuticals, Inc., a Utah corporation ("IMX").

                                 R E C I T A L S

      WHEREAS, the Members have caused Medicis Consumer Products Corporation, L.L.C. (the "LLC") to be formed pursuant to the provisions of the Delaware Limited Liability Company Act as set forth in Title 6, Chapter 18 (commencing with Section 18-101) of the Delaware Code (the "Statute"); and

      WHEREAS, the Members do hereby adopt this Agreement as the limited liability company agreement of the LLC.

      NOW, THEREFORE, in consideration of the covenants and the promises made herein, the parties hereto hereby agree as follows.

                                   ARTICLE I.
                         DEFINITIONS AND INTERPRETATION

      1.1 CERTAIN DEFINITIONS. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1, which shall be equally applicable to both the singular and plural forms.

            1.1.1 "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year of the LLC, after giving effect to the following adjustments:

                  (i) increase such Capital Account by any amounts which such Member is obligated to contribute to the LLC (pursuant to the terms of this Agreement or otherwise) or is deemed to be obligated to contribute to the LLC pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                  (ii) reduce such Capital Account by the amount of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

            1.1.2 "Affiliate" means, when used with reference to a specified Person, (i) the Principal of the Person, (ii) any Person directly or indirectly controlling, controlled by or under common control with such Person, (iii) any Person owning or controlling 10% or more of the outstanding voting interests of such Person and (iv) any relative or spouse of such Person.

            1.1.3 "Agreement" means this Limited Liability Company Agreement, as originally executed and as amended from time to time.


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            1.1.4 "Available Cash Flow" means, with respect to any fiscal year of the LLC or other period, the sum of all cash receipts of the LLC from any and all sources, less all cash disbursements (including loan repayments, capital improvements and replacements) and a reasonable allowance for Reserves, contingencies and anticipated obligations, as determined by the Manager.

            1.1.5 "Capital Contribution" means any money, property or services rendered, or a promissory note or other binding obligation to contribute money, property or services, that a Member contributes to the LLC as capital in such Member's capacity as a Member and pursuant to an agreement among the Members, including an agreement as to the value of such contribution.

            1.1.6 "Certificate of Formation" means the certificate of formation filed with the Delaware Secretary of State for the purpose of forming the LLC.

            1.1.7 "Code" means the Internal Revenue Code of 1986, as amended.

            1.1.8 "Depreciation" means, for each fiscal year of the LLC or other period, an amount equal to the depreciation, amortization or other cost recovery reduction allowable with respect to an asset for such fiscal year or other period.

            1.1.9 "Disassociation Event" means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, or any other event that terminates the continued membership in the LLC of a Member.

            1.1.10 "Economic Interest" means a Person's right to share in the Net Profits, Net Losses or similar items of, and to receive distributions from, the LLC, but does not include any other rights of a Member including the right to vote or to participate in the management of the LLC or, except as provided by the Statute, any right to information concerning the business and affairs of the LLC.

            1.1.11 "General Manager" means the Person responsible for the overall management and control of the business of the LLC pursuant to Section
7.1 hereof.

            1.1.12 "LLC Interest" or "Interest" means an ownership interest in the LLC, which includes the Economic Interest, the right to vote or participate in the management of the LLC and the right to information concerning the business and affairs of the LLC, as provided in this Agreement and under the Statute. The Interests of the Members, and any portion thereof, constitute the personal property of the holders.

            1.1.13 "LLC Minimum Gain" means the amount determined by computing with respect to each nonrecourse liability of the LLC, the amount of gain (of whatever character), if any, that would be realized by the LLC if it disposed (in a taxable transaction) of the Property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed as set forth in Regulations Section 1.704-2(d).

            1.1.14 "Major Agreements" means this Agreement, the joint venture agreement


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by and among the parties and the LLC dated as of June 12, 1998 ("Joint Venture
Agreement") and the agreements attached thereto as exhibits which are an integral part of the transaction contemplated therein including the consulting agreement, the new product agreement, the facility agreement, the service agreement and the stock purchase agreement.

            1.1.15 "Majority in Interest of the Members" means, with respect to any date of determination, more than 50% of the interests of the Members in the current profits and capital of the LLC.

            1.1.16 "Manager" means each Person designated or elected to manage the LLC pursuant to Section 7.1 of this Agreement.

            1.1.17 "Member Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

            1.1.18 "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the LLC Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability of the LLC, determined in accordance with Regulations Sections 1.704-2(i)(2) and (3).

            1.1.19 "Member Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2). The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a fiscal year of the LLC equals the excess (if any) of the net increase (if any) in the amount of Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt during that fiscal year over the aggregate amount of any distributions during that fiscal year to the Member that bears (or is deemed to bear) the economic loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(2).

            1.1.20 "Member" means a Person who is a signatory to this Agreement, as the same may be amended from time to time, and who has not resigned, withdrawn or been expelled as a Member or, if other than an individual, been dissolved.

            1.1.21 "Net Profits" and "Net Losses" mean, for each fiscal year of the LLC or other period, an amount equal to the LLC's taxable income or loss for such fiscal year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (i) Any income of the LLC that is exempt from Federal income tax and not otherwise taken into account in computing Net Profits or Net Losses shall be added to such taxable income or loss;


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                  (ii) Any expenditures of the LLC described in Code Section
705(b)(2)(B) or treated as Code Section 705(b)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits or Net Losses shall be subtracted from such taxable income or loss;

                  (iii) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the fair market value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its fair market value;

                  (iv) In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the Section 1.1.8 hereof, and

                  (v) Notwithstanding any other provision of this subsection, any items of income, gain, loss or deduction which are specifically allocated shall not be taken into account in computing Net Profits or Net Losses.

            1.1.22 "Percentage Interest" means the percentage interest of a Member as set forth on Exhibit A hereto, as the same may be amended from time to time or supplemented by a register of LLC Interests or any other books and records maintained by the LLC or its transfer agent or register for the purpose of recording the interests of the LLC's Interest holders.

            1.1.23 "Principal" means the individual who is in ultimate control of a Member.

            1.1.24 "Property" means all assets of the LLC, both tangible and intangible, or any portion thereof.

            1.1.25 "Regulations" means the Federal income tax regulations promulgated by the Treasury Department under the Code, as such regulations may be amended from time to time.

            1.1.26 "Reserves" means funds set aside from Capital Contributions or gross cash revenues as reserves. Such Reserves shall be maintained in amounts reasonably deemed sufficient by the Managers for working capital and the payment of taxes, insurance, debt service, repairs, replacements, renewals or other costs or expenses incident to the business of the LLC.

      1.2 OTHER DEFINED TERMS. The following terms have the meanings defined for such terms in the Sections set forth below:


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             Term                                              Section

      Capital Account                                          4.4.3
      Change in Control                                        9.2
      IMX                                                      Preamble
      IMX Contributed Assets                                   4.1
      Indemnitee                                               12.1
      Joint Venture Agreement                                  1.1.14
      LLC                                                      Recitals
      LLC Certificate                                          13.1
      Medicis                                                  Preamble
      Net Sales                                                9.1.2
      Purchase Consideration                                   9.1
      Statute                                                  Recitals
      Transfer                                                 8.1
      Vote                                                     3.6
      Year 1999                                                9.1.1
      Year 2000                                                9.1.1
      Year 2001                                                9.1.1

            1.2.1 Other capitalized terms used herein without definition shall have the meaning ascribed to them in the Joint Venture Agreement.

      1.3 INTERPRETATION. As used in this Agreement, the word "including" means without limitation, the word "or" is not exclusive and the words "herein," "hereof," "hereto" and hereunder refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections and Exhibits mean the Articles and Sections of and the Exhibits attached to this Agreement, (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto. The Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect meaning or interpretation of this Agreement. The language herein shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the Members. In the event that the terms of this Agreement and the Joint Venture Agreement conflict for any reason, the terms of the Joint Venture Agreement shall control.

                                   ARTICLE II.
                              INTRODUCTORY MATTERS

      2.1 FORMATION OF LLC. Concurrently herewith, the Members shall organize, create and form the LLC pursuant to the provisions of the Statute by filing the Certificate of Formation with the Delaware Secretary of State. The rights and liabilities of the Members shall be


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determined pursuant to the Statute and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Statute, control.

      2.2 NAME. The name of the LLC shall be "Medicis Consumer Products Company, L.L.C." The business of the LLC may be conducted under such name or, upon compliance with applicable laws, any other name that the General Manager deems appropriate or advisable. The General Manager shall file any fictitious name certificates and similar filings, and any amendments thereto, that the General Manager deems appropriate or advisable.

      2.3 PRINCIPAL OFFICE. The LLC shall maintain its principal place of business at 2295 Corporate Blvd., Boca Raton, Florida 33431, or at any other location mutually agreed upon by the Members.

      2.4 REGISTERED OFFICE AND REGISTERED AGENT. The location of the registered office and the name of the registered agent of the LLC in the State of Delaware shall be as set forth in the Certificate of Formation.

      2.5 PERPETUAL EXISTENCE. The LLC shall have perpetual existence until dissolved in accordance with the Statute or pursuant to Article XI of this Agreement.

      2.6 BUSINESS AND PURPOSE OF THE LLC. The purpose of the LLC is to engage in any lawful activities for which a LLC may be organized under the Statute, including the development and marketing of pharmaceutical products as set forth in the Joint Venture Agreement and Major Agreements, provided that the LLC shall not conduct any banking, insurance or trust company business.

      2.7 TITLE TO ALL PROPERTIES. Real and personal property owned or purchased by the LLC shall be held and owned, and conveyance made, in the name of the LLC. Instruments and documents providing for the acquisition, mortgage or disposition of Property of the LLC shall be valid and binding upon the LLC, except as otherwise provided by this Agreement, if executed by the General Manager.

                                  ARTICLE III.
                                     MEMBERS

      3.1 MEMBERS; NO PERSONAL LIABILITY. The name, present mailing address and Percentage Interest of each Member is set forth on Exhibit A hereto. No Member shall have any personal liability for any obligation of the LLC, except as expressly provided by law.

      3.2 TRANSACTIONS WITH THE LLC. Subject to any limitations set forth in this Agreement and with the prior approval of the General Manager after full disclosure of the Member's involvement, a Member may transact business with the LLC. Subject to applicable law, a Member so transacting business with the LLC shall have the same rights and obligations with respect thereto as a person who is not a Member.


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      3.3 COMPENSATION OF MEMBERS. Except as expressly permitted by this
Agreement or any other duly authorized and approved written agreement, the LLC shall pay no compensation to any Member or any Principal of any Member for their services to the LLC.

      3.4 NO REGULAR MEETINGS. Notwithstanding anything to the contrary herein, no annual or regular meetings of the Members are required to be held. The Members may meet at such times as they may mutually determine, whether at the offices of the LLC or at such other place, and in such manner, including telephone conference, as may mutually be agreed upon.

      3.5 ACTIONS WITHOUT A MEETING. Except as may be limited by the Statute, any action which may be taken at any annual or special meeting of Members may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by Members holding in the aggregate the number of votes equal to or greater than the number of votes required to approve such action at a meeting of the Members.

      3.6 REQUIRED VOTE. Unless otherwise expressly set forth in this Agreement or required by the terms of the Statute, Code or applicable Regulations thereunder, the affirmative vote of at least 50% of the Members (a "Vote"), wherein each Member casts a number of votes equal to the Member's Percentage Interest in the LLC, shall constitute the approval of the Members.

      3.7 QUORUM AND EFFECT OF VOTE. A Majority in Interest of the Members shall constitute a quorum at all meetings of the Members for the transaction of business, and a Vote of the Members shall be required to approve any action, unless a greater vote is required or a lesser vote is provided for by this Agreement or by the Statute. Each Member shall have a number of votes equal to the Percentage Interest held by such Member, provided that if, pursuant to the Statute or the terms of this Agreement, a Member is not entitled to vote on a specific matter, then such Member's number of votes and Percentage Interest shall not be considered for purposes of determining whether a quorum is present, or whether approval by Vote of the Members has been obtained in respect of such specific matter.

                                   ARTICLE IV.
                              CAPITAL CONTRIBUTIONS

      4.1 INITIAL CAPITAL CONTRIBUTIONS. Upon execution of this Agreement, Medicis shall contribute to the LLC cash in the amount of $4 million, and IMX shall contribute to the LLC certain assets and properties (as more particularly described in Section 4.2 hereof, the "IMX Contributed Assets"), which assets and properties shall be valued in the amount set forth beside such Member's name under the heading "Member's Capital Contribution" on Exhibit A hereto.

      4.2 IMX CONTRIBUTED ASSETS. The IMX Contributed Assets shall be comprised of all of IMX's right, title and interest in, to or under (i) the EXOREX Product Line (including the shampoo and cream products) and all improvements thereto, and (ii) the Helpline and the product fulfillment center as more fully set forth in Section 1.7 of the Joint Venture Agreement.


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      4.3 ADDITIONAL CONTRIBUTIONS. Except as may be otherwise expressly set forth herein, no Member shall be required to make any additional Capital Contributions or loan or caused to be loaned to the LLC any money or other assets.

      4.4 RIGHTS WITH RESPECT TO CAPITAL.

            4.4.1 LLC Capital. Except as otherwise provided in this Agreement, no Member shall have the right to withdraw or receive any return of its Capital Contribution, and no Capital Contribution may be returned in the form of property other than cash.

            4.4.2 No Interest on Capital Contributions. Except as expressly provided in this Agreement, no Capital Contribution of any Member shall bear any interest or otherwise entitle the contributing Member to any compensation for the use of contributed capital.

            4.4.3 Establishment of Capital Accounts. A separate capital account (each, a "Capital Account") shall be maintained for each Member. For book purposes, each Member's Capital Account will be separated into a contribution account and an income (loss) account and will be maintained according to generally accepted accounting principles consistently applied. Sections 4.5 and
4.6 below describe the appropriate accounting treatment for tax purposes of the Capital Accounts.

      4.5 GENERAL RULES FOR ADJUSTMENT OF CAPITAL ACCOUNTS.

            4.5.1 Increases. The Capital Account of a Member shall be increased by:

                  (i)   Such Member's cash contributions;

                  (ii) The agreed fair market value of property contributed by such Member (net of liabilities secured by such contributed property that the LLC is deemed to assume or take subject to under Code Section 752); and

                  (iii) All items of LLC income and gain (including income and gain exempt from tax) allocated to such Member pursuant to Article IV or other provisions of this Agreement.

            4.5.2 Decreases. The Capital Account of a Member shall be decreased by:

                  (i)   The amount of cash distributed to such Member;

                  (ii) The agreed fair market value of all actual and deemed distributions of property made to such Member pursuant to this Agreement (net of liabilities secured by such distributed property that the Member is deemed to assume or take subject to under Code Section 752); and


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                  (iii) All items of LLC deduction and loss allocated to such
                        Member pursuant to Article IV or other provisions of this Agreement.

      4.6 SPECIAL RULES WITH RESPECT TO CAPITAL ACCOUNTS.

            4.6.1 Time of Adjustment for Capital Contributions. For purposes of computing the balance in a Member's Capital Account, no credit shall be given for any Capital Contribution which such Member is to make until such contribution is actually made.

            4.6.2 Intent to Comply with Treasury Regulations. The provisions of
Section 4.5 and this Section 4.6 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith. To the extent such provisions are inconsistent with such Regulations Section or are incomplete with respect thereto, the Capital Accounts shall be maintained in such manner as is required to comply with such Regulations Section.

      4.7 TRANSFEREE'S CAPITAL ACCOUNT. In the event a Member or the holder of an Economic Interest transfers an Interest in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

                                   ARTICLE V.
                        ALLOCATION OF PROFITS AND LOSSES

      5.1 ALLOCATION OF NET PROFITS AND NET LOSSES. Except as otherwise provided in this Article V, Net Profits and Net Losses in each fiscal year of the LLC shall be allocated among the Members as follows:

            5.1.1 Net Profits. After giving effect to any special or other overriding allocations set forth in this Article V, Net Profits shall be allocated among the Members as follows:

                  (i) first, in proportion to and up to the amounts of Net Losses allocated for previous fiscal years of the LLC pursuant to Section 5.1.2(ii) and not previously affected by allocations pursuant to this Section 5.1.1(i);

                  (ii) second, in proportion to and up to the amounts of Net Losses allocated for previous fiscal years of the LLC pursuant to Section 5.1.2(i) and not previously affected by allocations pursuant to this Section 5.1.1(ii); and

                  (iii) thereafter, to the Members in accordance with their
                        respective Percentage Interests.

            5.1.2 Allocation of Net Losses. After giving effect to any special or other overriding allocations set forth in this Article V, Net Losses shall be allocated among the Members as follows:

                  (i) first, in proportion and to the extent of the Members' positive adjusted Capital Accounts; and

                  (ii) thereafter, to the Members in accordance with their respective Percentage Interests.

      5.2 RESIDUAL ALLOCATIONS. Except as otherwise provided in this Agreement, all items of LLC income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Profits or Net Losses, as the case may be, for the applicable fiscal year of the LLC.

      5.3 QUALIFIED INCOME OFFSET. If any Member unexpectedly receives any adjustments, allocation or distributions described in clauses (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d), items of LLC income shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 5.3 is intended to constitute a "qualified income offset" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d)(3).

      5.4 MINIMUM GAIN CHARGEBACK. If there is a net decrease in LLC Minimum Gain during a fiscal year, each Member will be allocated, before any other allocation under this Article V, items of income and gain for such fiscal year (and, if necessary, subsequent years) in proportion to and to the extent of an amount equal to such Member's share of the net decrease in LLC Minimum Gain determined in accordance with Regulations Section 1.704-2(g)(2). This Section
5.4 is intended to comply with, and shall be interpreted consistently with, the "minimum gain chargeback" provisions of Regulations Section 1.704-2(f).

      5.5 MEMBER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Article V, but except Section 5.4, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year of the LLC, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of LLC income and gain for such year (and, if necessary, subsequent years) in an amount equal such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations
Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 5.5 is intended to comply with a minimum gain chargeback requirement of that Section of the Regulations and shall be interpreted consistently therewith.

      5.6 MEMBER NONRECOURSE DEDUCTIONS. Any Member Nonrecourse Deductions for any fiscal year of the LLC or other period shall be specially allocated to the Member who bears (or is deemed to bear) the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

      5.7 SPECIAL ALLOCATIONS. Any special allocations of items of Net Profits pursuant to Sections 5.4, 5.5 and 5.6 shall be taken into account in computing subsequent allocations of Net Profits pursuant to Section 5.1, so that the net amount of any items so allocated and the gain, loss and any other item allocated to each Member pursuant to Section 5.1 shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Article V if such special allocations had not occurred.

      5.8 FEES TO MEMBERS OR AFFILIATES. Notwithstanding the provisions of
Section 5.1, in the event that any fees, interest or other amounts paid to any Member or any Affiliate thereof pursuant to this Agreement or any other agreement between the LLC and any Member or Affiliate thereof providing for the payment of such amount, and deducted by the LLC in reliance on Section 707(a) and/or 707(c) of the Code, are disallowed as deductions to the LLC on its federal income tax return and are treated as LLC distributions, then:

                  (i) the Net Profits or Net Losses, as the case may be, for the fiscal year of the LLC in which such fees, interest, or other amounts were paid shall be increased or decreased, as the case may be, by the amount of such fees, interest or other amounts that are treated as LLC distributions; and

                  (ii) there shall be allocated to the Member to which (or to whose Affiliate) such fees, interest or other amounts were paid, prior to the allocations pursuant to Section 5.1, an amount of gross income for such fiscal year equal to the amount of such fees, interest or other amounts that are treated as LLC distributions.

      5.9 SECTION 704(c) ALLOCATION. Any item of income, gain, loss and deduction with respect to any property (other than cash) that has been contributed by a Member to the capital of the LLC and which is required or permitted to be allocated to such Member for income tax purposes under Section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its fair market value at the time of its contribution shall be allocated to such Member solely for income tax purposes in the manner so required or permitted.

                                   ARTICLE VI.
                                  DISTRIBUTIONS

      6.1 AVAILABLE CASH FLOW. The Managers shall on a quarterly basis distribute Available Cash Flow of the LLC to the Members in proportion to their Percentage Interests as of the time of such distribution. For purposes of allocations of Net Profits pursuant to Section 5.1.1, Available Cash Flow attributable to a specific fiscal year of the LLC shall be deemed distributed as of the end of such fiscal year.

      6.2 LIQUIDATING DISTRIBUTIONS. If the LLC is liquidated, the assets of the LLC shall be distributed to the Members in accordance with the balances in their respective Capital Accounts, after giving effect to all Capital Contributions, distributions and allocations for all periods. Distributions to the Members pursuant to this Section 6.2 shall be made in accordance with Section 1.704-1(b)(2)(ii)(b)(2) of the Regulations.

      6.3 AUTHORITY TO WITHHOLD. The Members hereby irrevocably authorize the General Manager to withhold from amounts otherwise distributable or allocable (whether or not distributable) to any Member, any and all amounts as may be required, from time to time, to be withheld with respect to such Member under the provisions of Sections 1441, 1442, 1445 or 1446 of the Code and any applicable Regulations or any other applicable provision of federal, state or local income or other tax law. To the extent that any amount is required to be so withheld with respect to a Member, such amount shall be treated as a distribution of Available Cash Flow to such Member. If the amount so deemed to be distributed exceeds the amount, if any, which the Member would then otherwise be entitled to receive as a distribution of Available Cash Flow (excluding loan payments) under the Agreement, then such Member shall be obligated to make a Capital Contribution of cash in the amount of such excess on or before the date on which the LLC is required to withhold the tax, unless the LLC agrees to an extension of the date for payment. IMX shall be responsible for all other taxes relating to or arising from its Interest in the LLC or in the formation of the LLC and IMX agrees to indemnify LLC for any liabilities arising from IMX's Interest in the LLC or in connection with the formation of the LLC.

                                  ARTICLE VII.
                                   MANAGEMENT

      7.1 MANAGERS. The LLC shall be managed initially by Medicis and IMX. Medicis shall be the General Manager unless and until removed or replaced as General Manager in accordance with this Agreement. The overall management and control of the business and affairs of the LLC shall be vested solely in the General Manager, provided that to the extent practicable, the General Manager shall consult with the other Managers with respect to the business and operations of the LLC. Subject to reasonable consultation with and input from the other Managers, the General Manager shall be responsible for establishing the policies and operating procedures with respect to the business and affairs of the LLC and, except as otherwise set forth herein, for making all decisions of the LLC in all matters. Except as otherwise set forth herein or as otherwise unanimously agreed by the Managers in writing, the General Manager and no other Manager shall be authorized to execute agreements, documents and instruments on behalf of the LLC. Notwithstanding the foregoing, the General Manager may authorize by written instrument any other Manager to execute any agreement, document or instrument, or any class of agreements, documents or instruments and, subject to this Agreement and the Statute, to bind the LLC thereby.

            7.1.1 Duties and Authority of the General Manager. Except as otherwise expressly provided in this Agreement, all decisions relating to any matter set forth herein or otherwise affecting or arising out of the conduct of the business of the LLC shall be made by the General Manager who shall have the exclusive right and full authority to manage, conduct and operate the business of the LLC. Specifically, but not by way of limitation, the General Manager shall be authorized in the name and on behalf of the LLC:

            (i) to borrow money, to issue evidences of indebtedness and to guarantee the debts of others for whatever purposes it may specify and, as security therefor, to mortgage, pledge or otherwise encumber the assets of the LLC;

            (ii) to cause to be paid on or before the due date thereof all amounts due and payable by the LLC to any person or entity;

            (iii) to employ or engage such agents, employees, managers, accountants, attorneys, consultants and other persons necessary or appropriate to carry out the business and affairs of the LLC, including itself, whether or not any such persons so employed are affiliated or related to any Member, and to pay such fees, expenses, salaries, wages and other compensation to such persons as it shall in its sole discretion determine and to terminate such employment or engagement, including, without limitation, to enter into the Service Agreements and to terminate the same in accordance with the provisions thereof;

            (iii) to pay, extend, renew, modify, adjust, subject to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the LLC;

            (iv) to pay any and all fees and to make any and all expenditures which it, in its sole discretion, deems necessary or appropriate in connection with the organization of the LLC, the management of the affairs of the LLC and the carrying out of its obligations and responsibilities under this Agreement;

            (v) to comply in all respects with the obligations imposed by any mortgages encumbering the LLC's assets from time to time and by any other agreements pertaining to the LLC's assets;

            (vi) to cause all income which may become due with respect to the LLC's assets to be collected;

            (vii) to invest excess funds of the LLC in such investments as the General Manager deems advisable and prudent;

            (viii) to establish reserves for taxes, insurance, replacements and other items as the General Manager may determine;

            (ix) to establish banking accounts for and in the name of the LLC, with such bank or banks or as the General Manager may elect;

            (x) to exercise all powers and authority granted by the Statute to Managers, except as otherwise provided in this Agreement; and

            (xi) subject to Section 7.2 hereof, to sell all or any portion of the LLC's assets at such time or times and upon such terms as the General Manager shall, in its sole discretion, determine without regard to the effect of such sale upon the individual income tax obligations of any Member; provided, however, that there shall be no installment sale election without the prior written consent of all Members.

            7.1.2 Election. The number of Managers shall be fixed at two until such time as the Members shall otherwise unanimously agree. Medicis shall be entitled to designate one Manager, who shall be the General Manager, and IMX, for so long as the Percentage Interest of IMX equals or exceeds 10%, shall be entitled to designate one Manager. In any election of Managers, the Members hereby covenant and agree to vote their Interests in accordance with the proceeding sentence. Each Manager shall hold office until such Manager's successor has been designated pursuant to this Section 7.1 and has qualified, unless such Manager earlier resigns or is removed or otherwise disqualified to serve.

            7.1.3 Subordinate Officers. The General Manager may appoint a secretary, a chief financial officer and such other officers as the business of the LLC may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Agreement, or as the General Manager may determine.

            7.1.4 Removal and Resignation. Any Manager or other officer of the LLC may be removed, with or without cause, by a Vote of the Members provided, that Medicis shall at all times have the right to designate one Manager, who shall be the General Manager and that at all times as the Percentage Interest of IMX equals or exceeds 10%, IMX shall have the right to designate one Manager. Any Manager or other officer of the LLC may resign at any time without prejudice to any rights of the LLC under any contract to which the Manager or other officer of the LLC is a party, by giving written notice to the Members or to the General Manager, as applicable. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            7.1.5 Vacancies. Subject to the provisions of Section 7.1.2 hereof regarding the designation of Managers, a vacancy among the Managers or in any office because of death, resignation, removal, disqualification or any other cause shall be filled by a Vote of the Members through the appointment of a successor Manager or officer who shall hold office for the unexpired term.

            7.1.6 Meetings. Meetings of the Managers shall be held at the principal office of the LLC, unless some other place is designated in the notice of the meeting. Any Manager may participate in a meeting through use of a conference telephone or similar communication equipment so long as all Managers participating in such a meeting can hear one another. Accurate minutes of any meeting of the Managers shall be maintained by the officer designated by the Managers for that purpose. No regular meetings of the Managers shall be required, except that the Managers may designate any such periodic meetings as they may mutually determine. Special meetings of the Managers for any purpose may be called at any time by any Manager. At least 48 hours notice of the time and place of a special meeting of the Managers shall be delivered personally to the Managers or personally communicated to them by an officer of the LLC by telephone, telegraph or facsimile. If the notice is sent to a Manager by letter, it shall be addressed to such Manager at his, her or its last known business address as it is shown in the records of the LLC. In case such notice is mailed, it shall be deposited in the United States mail, first-class postage, prepaid, in the place in which the principal office of the LLC is located at least four days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning or delivery as above provided shall be considered due, legal and personal notice to such Manager.

            7.1.7 Meetings Without Notice. Notice of a meeting need not be given to any Manager who signs a waiver of notice, a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Manager. All such waivers, consents and approvals shall be filed with the LLC's records or made a part of the minutes of the meeting.

            7.1.8 Written Consent in Lieu of Meetings. Any action required or permitted to be taken by the Managers may be taken without a meeting and will have the same force and effect as if taken by a vote of the Managers at a meeting properly called and noticed, if authorized by a writing signed individually or collectively by all, but not less than all, of the Managers. Such consent shall be filed with the records of the LLC.

            7.1.9 Quorum. A majority of the total number of incumbent Managers shall constitute a quorum for the transaction of business at any meeting of the Managers, and except as otherwise provided in this Agreement or by the Statute, the action of a majority of the Managers present at any meeting at which there is a quorum, when duly assembled, is valid. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Managers, if any action taken is approved by the General Manager or a majority of the required quorum for such meeting.

      7.2 LIMITATIONS ON RIGHTS AND POWERS. So long as the Percentage Interest of IMX equals or exceeds 10%, neither the General Manager, any other Manager nor any officer of the LLC shall have the authority, except by the unanimous agreement of the Managers which is evidenced in writing, to:

            (i) enter into or amend any Service Agreement other than on an arm's length basis (and other than any Service Agreement entered into concurrently with the execution of this Agreement);

            (ii) commence the liquidation or termination of the LLC;

            (iii) sell all or substantially all of the assets of the LLC in one or more related transactions, except as otherwise expressly contemplated herein; or

            (iv) do any act in contravention of this Agreement.

      7.3 COMPENSATION OF MANAGERS. Except for the Major Agreements, the LLC shall pay to the Managers such salary and other benefits as shall be approved from time to time by the Vote of all the Members. The LLC shall reimburse the Managers for any expense paid by a Manager that properly is to be borne by the LLC.

      7.4 EXPENSE REIMBURSEMENT. The LLC shall reimburse the Members for any expense paid by them that properly is to be borne by the LLC, as approved from time to time by the Managers. Expenses incurred in connection with service agreements for outside consultants in amounts in excess of $50,000 shall require the consent of all the Managers.

      7.5 OTHER BUSINESS VENTURES. Unless otherwise agreed to, no Manager shall be required to devote all of such Manager's time or business efforts to the affairs of the LLC, but shall devote so much of such Manager's time and attention to the LLC as is reasonably necessary and advisable to manage the affairs of the LLC to the best advantage of the LLC.

                                  ARTICLE VIII.
                   RESTRICTIONS ON TRANSFER OF LLC INTERESTS;
                            ADMISSION OF NEW MEMBERS

      8.1 TRANSFER OR ASSIGNMENT OF MEMBER'S INTEREST. No transfer, sale, hypothecation, pledge, encumbrance, assignment or other disposition (any of the foregoing, a "Transfer") of a Member's Interest, or any part thereof, in the LLC (other than to Medicis or its Affiliate) will be valid without the consent of a Majority in Interest of the Members, so long as IMX has 10% or more Percentage Interest in the LLC, and provided however, that if MEDICIS desires to Transfer its Interest, MEDICIS shall first discuss with IMX the terms of any such Transfer. Nothing in this Section 8.1 shall be construed as requiring IMX's consent to any Transfer, unless IMX holds a Majority in Interest of the Members. Any Transfer of an Interest which does not satisfy the requirements of this
Section 8.1 shall be voidable at the election of the General Manager in its sole discretion.

      8.2 VOID TRANSFERS. If the General Manager determines in its sole discretion that any Transfer would cause the termination of the LLC under the Code, then the Transfer shall be null and void.

      8.3 SUBSTITUTION OF MEMBERS. A transferee of an Interest shall become a substitute Member, provided that (i) the Transfer was valid under Section 8.1 hereof and not voided by the Managers pursuant to Section 8.2 hereof, (ii) the transferee has become a party to this Agreement and (iii) the transferee pays any reasonable expenses in connection with his, her or its admission as a Member. A transferee who becomes a substituted Member has, to the extent transferred, all of the rights, powers and duties of a Member under this Agreement and the Statute.

      8.4 ADMISSION OF NEW MEMBERS. A new Member may be admitted into the LLC only upon the consent of the Members holding, in the aggregate, at least 90% of the

Percentage Interests then outstanding. The amount of Capital Contribution, if any, which must be made by a new Member shall be determined by the Vote of all existing Members. A new Member shall not be deemed admitted into the LLC until the Capital Contribution required of such Person shall have been made and such Person has become a party to this Agreement and made any and all investment representations deemed necessary or advisable by the Managers in their sole discretion.

      8.5 SUBSEQUENT TRANSFERS SUBJECT TO TERMS OF AGREEMENT. After the consummation of any Transfer of any part of an LLC Interest, the Interest or portion thereof so transferred shall continue to be subject to the terms and provisions of this Agreement and any further Transfers shall be required to comply with all the terms and provisions hereof.

      8.6 RIGHTS OF LEGAL REPRESENTATIVES. If a Member who is an individual dies or is adjudged by a court of competent jurisdiction to be incompetent to manage the Member's person or property, the Member's executor, administrator, guardian, conservator or other legal representative may exercise all of the Member's rights for the purpose of settling the Member's estate or administering the Member's property, including any power the Member has under the Certificate of Formation or this Agreement to give an assignee the right to become a Member. If a Member is a corporation, trust or other entity and is dissolved or terminated, the powers of that Member may be exercised by its legal representative or successor.

      8.7 PURCHASE TERMS VARIED BY AGREEMENT. Provided that the restrictions set forth in this Agreement have been satisfied, nothing contained herein is intended to prohibit Members from agreeing upon other terms and conditions for the purchase by the LLC or any other Member of the Interest (or any portion thereof) of any Member desiring to retire, withdraw or resign.

                                   ARTICLE IX.
                        OPTION TO PURCHASE IMX'S INTEREST

      9.1 MEDICIS OPTION TO PURCHASE. Within 30 days after June 30 of each of 1999, 2000 and 2001, Medicis shall have the option to acquire one third of IMX's Percentage Interest in the LLC existing as of the date hereof upon the payment of the Purchase Consideration. The payment of the Purchase Consideration shall be made in immediately available funds no later than 60 days after the exercise of an option. The "Purchase Consideration" for each option shall mean the product of the Sales Multiple and one-sixth of the Net Sales during the most recently completed fiscal year of the LLC.

            9.1.1 Determination of Sales Multiples. For the year ended June 30, 1999 ("Year 1999"), if the Net Sales are equal to or below $6 million, the Sales Multiple shall be two, and if the Net Sales are equal to or above $10 million, the Sales Multiple shall be three. The Sales Multiple shall be prorated for Net Sales between $6 million and $10 million. For the fiscal year ended June 30, 2000 ("Year 2000") and 2001 ("Year 2001"), the Sales Multiple shall be as follows:

                  (i) if Net Sales decline over the prior fiscal year of the LLC, the Sales Multiple is one; and

                  (ii) if Net Sales increase over the prior fiscal year of the LLC by:

                       (A)   less than 10%, the Sales Multiple is 1.5;
                       (B)    10%, the Sales Multiple is two;
                       (C)    30%, the Sales Multiple is three; and
                       (D) greater than or equal to 50%, the Sales Multiple is four.

The Sales Multiple shall be prorated for any Net Sales increases between 10% and 50% in Years 2000 and 2001.

            9.1.2. Definition of "Net Sales." "Net Sales" shall mean the gross amount invoiced by the LLC on all sales of LLC's products less deductions for:
(i) sales taxes, value-added taxes and excise taxes, tariffs, import or export duties, and duties paid or allowed by a selling party and any other governmental charges imposed upon the importation, use or sale of such products which are included in the gross amount invoiced; (ii) allowed customary trade and quantity discounts and allocated sales discounts; (iii) allocated transportation, bulk packaging, handling and freight charges and reasonable and customary insurance where such are separately stated as part of the sales price and are included in the gross amount invoiced; and (iv) allowances and credits to customers on account of rejection or return of products. Sales between or among LLC and its Affiliates or sublicensees shall be excluded from the computation of Net Sales, but Net Sales shall include the subsequent sales to third parties by such Affiliates or sublicensees. For purposes of determining Net Sales, a sale shall be deemed to have occurred when the products have been shipped.

            9.1.3 Exercise of Option in Subsequent Years. Within 30 days after Year 2000 and 2001, Medicis may also purchase the Percentage Interest of IMX that Medicis elected not to purchase in any prior period, provided that in calculating the Purchase Consideration, the Net Sales amount used will be for Year 2000 or Year 2001, as applicable, and the Sales Multiple will be determined based on sales growth between Year 1999 and Year 2000 or Year 2000 and Year 2001, as applicable.

            9.1.4 Exercise of Option in Subsequent Years. To the extent that Medicis does not exercise any option pursuant to this Section 9.1 prior to September 30, 2001, Medicis shall have the right to purchase at any time the remainder of IMX's Percentage Interest not previously purchased by Medicis upon the payment of the Purchase Consideration calculated for Year 2001.

      9.2 RIGHT TO REQUIRE PURCHASE. In the event there is a Change in Control of Medicis, if the Percentage Interest of IMX equals or exceeds 10%, IMX may elect to require Medicis (or its successor) to purchase the remainder of IMX's Percentage Interest not previously purchased by Medicis within 180 days of providing written notice to Medicis, upon the payment of the Purchase Consideration (calculated as set forth in Section 9.1 by using Net Sales for the most recently completed fiscal year of the LLC before the date of purchase and a Sales Multiple based upon sales growth between the year prior to such year and such year multiplied by the amount (expressed as a percentage) of the Medicis option pursuant to Section 9.1 remaining unexercised as of the date of such Change of Control). A "Change in Control" shall mean the purchase or other acquisition by any person or entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of a majority in interest of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors.

                                   ARTICLE X.
                           TERMINATION AND DISSOLUTION

      10.1 DISSOLUTION. The LLC shall be dissolved upon the occurrence of any of the following events:

            (i) a Vote of the Members to dissolve the LLC;

            (ii) the entry of a decree of judicial dissolution by a court of competent jurisdiction providing for the dissolution of the LLC; or

            (iii) the sale of all or substantially all of the assets of the LLC and the distribution to the Members of the proceeds thereof.

      10.2 DISASSOCIATION EVENT. Upon the occurrence of a Disassociation Event, the business of the LLC shall be automatically continued.

      10.3 CONDUCT OF BUSINESS. Upon the occurrence of any event specified in
Section 10.1, the LLC shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors. The General Manager or other Managers who have not wrongfully dissolved the LLC or, if none, the Members, shall be responsible for overseeing the winding up and liquidation of the LLC, shall take full account of the assets and liabilities of the LLC, shall cause its assets to be either sold or distributed, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in this Section 11.3. The Persons winding up the affairs of the LLC shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the LLC. The Manager or Managers winding up the affairs of the LLC shall be entitled to reasonable compensation for such services. On winding up the LLC, the assets of the LLC shall be distributed first to creditors of the LLC, including Members who are creditors, in satisfaction of the liabilities of the LLC, and then to the Members in accordance with Article VI.

      10.4 FILING OF CERTIFICATE OF CANCELLATION. Upon completion of the winding up of the affairs of the LLC, the Managers shall promptly file, or cause to be filed, a certificate of cancellation of the Certificate of Formation with the Delaware Secretary of State. If there are no Managers, the Certificate of Cancellation shall be filed by the remaining Members. If there are no Members, the Certificate of Cancellation shall be filed by the legal or personal representative of the Person who was the last Member.

      10.5 DISTRIBUTION OF NET PROCEEDS. The Members shall continue to divide Net Profits and Net Losses and Available Cash Flow during the winding-up period in the same manner and the same priorities as provided for in Articles V and VI hereof. The proceeds from the liquidation of Property shall be applied in the following order:

            (i) to creditors other than Members in the order of priority provided by law;

            (ii) to creditors who are Members in order of priority, except amounts owed to Members on account of their Capital Contributions.

            (iii) to Members in respect of their share of the Net Profits and other compensation by way of income on their Capital Contributions;

            (iv) to Members for return of their Capital Contributions; and

            (v) to Members in accordance with the respective positive Capital Account balances after giving effect to all Capital Contributions, distributions, revaluations and allocations required under this Agreement.

Where the distribution pursuant to this Section 11.5 consists both of cash (or cash equivalents) and non-cash assets, the cash (or cash equivalents) shall first be distributed, in a descending order, to fully satisfy each category starting with the most preferred category set forth above. In the case of non-cash assets, the distribution values are to be based on the fair market value thereof as determined in good faith by the liquidator, and the shortest maturity portion of such non-cash assets (e.g., notes or other indebtedness) shall, to the extent such non-cash assets are readily divisible, be distributed, in a descending order, to fully satisfy each category above, starting with the most preferred category.

                                   ARTICLE XI.
                    BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS

      11.1 MAINTENANCE OF BOOKS AND RECORDS; REPORTS TO MEMBERS. The General Manager shall cause to be maintained proper and complete books and records in which shall be entered all transactions and other matters relevant to the business and affairs of the LLC. Such books and records shall be prepared and maintained in accordance with generally accepted accounting principles. The determination of the General Manager as to adjustments to the financial reports, books, records and returns of the LLC, in the absence of fraud or gross negligence, shall be final and binding upon the LLC and all of the Members. In addition, the General Manager shall cause the LLC to deliver reports to the Members in accordance with prudent business practices and the Statute.

      11.2 INSPECTION AND AUDIT RIGHTS. Each Member has the right upon reasonable request, for purposes reasonably related to the interest of that Person, to inspect and copy at his, her or its expense during normal business hours any of the following LLC books and records:

            (i) true and full information regarding the status of the business and financial condition of the LLC;

            (ii) promptly after becoming available, a copy of the LLC's federal, state and local income tax returns for each year;

            (iii) a current list of the name and last known business, residence or mailing address of each Member and Manager;

            (iv) a copy of this Agreement and the Certificate of Formation and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement, the Certificate of Formation or any amendments thereto have been executed;

            (v) true and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each such Person became a Member; and

            (vi) such other information regarding the affairs of the LLC as is just and reasonable.

      Notwithstanding the foregoing, the General Manager may keep confidential from the Members, for such period of time as they deem reasonable, any information which the General Manager reasonably believe to be trade secrets or which the General Manager in good faith believe the disclosure of which to be detrimental to the LLC or prohibited by law or by an agreement with a third party.

      11.3 FISCAL YEAR. The fiscal year of the LLC shall end on June 30 of each year.

      11.4 TAX MATTERS. One of the Managers who is also a Member, or in the event no Manager is a Member, a Member or an officer of a corporate Member, shall be designated as "Tax Matters Partner" (as defined in Code section 6231), to represent the LLC (at the LLC's expense) in connection with all examinations of the LLC's affairs by tax authorities, including resulting judicial and administrative proceedings, and to expend LLC funds for professional services and costs associated therewith. In its capacity as Tax Matters Partner, the designated Person shall oversee the LLC tax affairs in the overall best interests of the LLC. Unless and until the Members designate another Person to be the Tax Matters Partner, the General Manager shall be the initial Tax Matters Partner.

      11.5 INCOME TAX ELECTIONS. The Tax Matters Partner designated pursuant to
Section 12.5 shall have the authority on behalf of the LLC to make all elections permitted under the Code and all other tax-related statutes and regulations, including elections of methods of depreciation and elections under Section 754 of the Code. The decision to make or not to make an election shall be at the Tax Matters Partner's sole and absolute discretion.

      11.6 OBLIGATIONS OF MEMBERS TO REPORT ALLOCATIONS. The Members hereby acknowledge that they are aware of the income tax consequences of the allocations made by this Agreement and hereby agree to be bound by the provisions of this Agreement in reporting their shares of the LLC income and loss for income tax purposes.

                                  ARTICLE XII.
                           INDEMNIFICATION OF MEMBERS,
                             MANAGERS AND AFFILIATES

      12.1 INDEMNIFICATION OF THE MEMBERS AND THEIR PRINCIPALS. The LLC shall indemnify and hold harmless the Members, the Managers, their Affiliates and their respective officers, directors, employees, agents and Principals (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee was involved or may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the LLC, regardless of whether the Indemnitee continues to be a Member, an Affiliate, or an officer, director, employee, agent or Principal of the Member at the time any such liability or expense is paid or incurred, to the fullest extent permitted by the Statute and all other applicable laws.

      12.2 EXPENSES. Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to Section 13.1 shall, from time to time, be advanced by the LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the LLC of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in Section 13.1.

      12.3 INDEMNIFICATION RIGHTS NON-EXCLUSIVE. The indemnification provided by
Section 13.1 shall be in addition to any other rights to which those indemnified may be entitled under any agreement or vote of the Members, as a matter of law or equity or otherwise, both as to action in the Indemnitee's capacity as a Member, as an Affiliate or as an officer, director, employee, agent or Principal of a Member and as to any action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, representatives and administrators of the Indemnitee.

      12.4 ERRORS AND OMISSIONS INSURANCE. The LLC may purchase and maintain insurance, at the LLC's expense, on behalf of the Members and such other Persons as the Members shall determine, against any liability that may be asserted against, or any expense that may be incurred by, such Person in connection with the activities of the LLC and/or the Members' acts or omissions as the Members of the LLC regardless of whether the LLC would have the power to indemnify such Person against such liability under the provisions of this Agreement or under applicable law.

      12.5 ASSETS OF THE LLC. Any indemnification under Section 13.1 shall be satisfied solely out of the assets of the LLC. No Member shall be subject to personal liability or required to fund or to cause to be funded any obligation by reason of these indemnification provisions.

                                  ARTICLE XIII.
                          ISSUANCE OF LLC CERTIFICATES

      13.1 ISSUANCE OF LLC CERTIFICATES. Upon or at any time after the execution of this Agreement and the payment of the Capital Contributions by the Members, the General Manager may elect to cause the LLC to issue one or more LLC Certificates in the form of Exhibit B hereto (each, an "LLC Certificate") in the name of each Member certifying that the Person named therein is the record holder of the LLC Interests set forth therein. For purposes of this Agreement, the term "record holder" shall mean the person whose name appears on Exhibit A as the Member owning the LLC Interest at issue.

      13.2 TRANSFER OF LLC INTERESTS. An LLC Interest which is transferred in accordance with the terms of this Agreement shall be transferable on the books of the LLC by the record holder thereof in person or by such record holder's duly authorized attorney, but, except as provided in Section 14.3 hereof with respect to lost, stolen or destroyed certificates, in the event an LLC Certificate has been issued, no transfer of an LLC Interest shall be entered until the previously issued LLC Certificate representing such LLC Interest shall have been surrendered to the LLC and canceled and a replacement LLC Certificate issued to the assignee of such LLC Interest in accordance with such procedures as the General Manager may establish. In the event of a Transfer of less than all of a Member's LLC Interests and if LLC Certificates have been issued, the General Manager shall issue to the transferring Member a new LLC Certificate representing the LLC Interests not being transferred. Except as otherwise required by law, the LLC shall be entitled to treat the record holder of an LLC Certificate on its books as the owner thereof for all purposes regardless of any notice or knowledge to the contrary.

      13.3 LOST, STOLEN OR DESTROYED CERTIFICATES. The LLC shall issue a new LLC Certificate in place of any LLC Certificate previously issued if the record holder of the LLC Certificate:

            (i) makes proof by affidavit, in form and substance satisfactory to the Managers, that a previously issued LLC Certificate has been lost, destroyed or stolen;

            (ii) requests the issuance of a new LLC Certificate before the LLC has notice that the LLC Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

            (iii) indemnifies the LLC against any claim that may be made on account of the alleged loss, destruction or theft of the LLC Certificate; and

            (iii) satisfies any other reasonable requirements imposed by the Managers.

If a Member fails to notify the LLC within a reasonable time after it has notice of the loss, destruction or theft of an LLC Certificate, and a transfer of the LLC Interest represented by the

LLC Certificate is registered before receiving such notification, the LLC shall have no liability with respect to any claim against the LLC for such transfer or for a new LLC Certificate.

                                  ARTICLE XIV.
                                   AMENDMENTS

      14.1 AMENDMENT, ETC. OF OPERATING AGREEMENT. This Agreement may be adopted, altered, amended or repealed and a new operating agreement may be adopted by a Vote of the Members. Any amendments to this Agreement which materially alter the rights under this Agreement of a Member holding a minority of the outstanding Percentage Interests shall require consent of such minority Member.

      14.2 AMENDMENT OF CERTIFICATE OF FORMATION. Notwithstanding any provision to the contrary in the Certificate of Formation or this Agreement, in no event shall the Certificate of Formation be amended without the affirmative vote of at least a Majority in Interest of the Members.

                                   ARTICLE XV.
                            MISCELLANEOUS PROVISIONS

      15.1 CHOICE OF FORUM AND GOVERNING LAW. In light of LLC's substantial contacts with the State of Delaware, and the parties' interests in ensuring that disputes regarding the interpretation, validity and enforceability of this Agreement are resolved on a uniform basis, the parties agree that: (i) any litigation involving any noncompliance with or breach of the Agreement, or regarding the interpretation, validity and/or enforceability of the Agreement, shall be filed and conducted exclusively in the state or federal courts in Maricopa County, Arizona; (ii) the parties hereby consent to the jurisdiction of such courts, agree that venue will be proper in such courts and waive any objections based upon forum non conveniens; and (iii) the Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware, without regard for any conflict of law principles. The choice of forum set forth in this
Section 15.1 shall not be deemed to preclude the enforcement of any action under this Agreement in any other jurisdiction.

      15.2 SEVERABILITY. In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall, remain in full force and effect. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law. In the event that the terms and conditions of this Agreement are materially altered, the parties will renegotiate the terms and conditions of this Agreement to resolve any inequities in an attempt to carry out to the extent legally permissible the severed or altered portion.

      15.3 ASSIGNMENT; BINDING AGREEMENT.

            (a) This Agreement and all or any part of LLC's rights and obligations hereunder may be assigned by LLC at any time to any Affiliate of LLC. LLC shall cause such Affiliate(s) to perform any of LLC's obligations hereunder which are assigned to such Affiliate(s).

            (b) Neither this Agreement nor any of IMX's rights or obligations hereunder may be assigned by IMX without LLC's prior written consent.

            (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective successors and permitted assigns. This Agreement is not intended, nor shall be construed, to give any person except (1) the parties hereto and their respective successors, assigns and legal representatives, (2) Affiliates and Principals of the Members and (3) any other Person as may be entitled to benefits of Article XIII hereof.

      15.4 ENTIRE AGREEMENT AND MODIFICATION. This Agreement, including the Schedules and Exhibits attached hereto, the documents delivered pursuant hereto and the other Major Agreements, constitute the entire agreement between the parties. No changes of, modifications of, or additions to this Agreement shall be valid unless the same shall be in writing and signed by all parties hereto.

      15.5 NON-DISCLOSURE OF INFORMATION. Without the prior written consent of MEDICIS, IMX will not disclose or reveal to any third Person any confidential, non-public or commercially valuable information (a) concerning MEDICIS or LLC to which IMX was exposed in connection with this Agreement or the other Major Agreements, (b) in connection with the Business.

      15.6 REMEDIES. Nothing contained herein is intended to or shall be construed to limit the remedies which either party may have against the other in the event of a breach of or default under this Agreement, it being intended that any remedies shall be cumulative and not exclusive.

      15.7 NON-WAIVER OF RIGHTS. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

      15.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement, including the Schedules and Exhibits attached hereto, and the other Major Agreements and the documents delivered pursuant hereto, constitutes the entire agreement between the parties. No changes of, modifications of, or additions to this Agreement shall be valid unless the same shall be in writing and signed by all parties hereto.

      15.9 COUNTERPARTS. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      15.10 COOPERATION. Each party agrees to cooperate and to take such further action and to execute and deliver such additional instruments and documents as the other party may, from time to time, reasonable request in order to effectuate and accomplish the purpose of this Agreement, including Sections 4.2 and 8.5 hereof.

      15.11 HEADINGS; INTERPRETATION. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Both parties have participated substantially in the negotiation and drafting of this Agreement and each party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

      15.12 PAYMENT OF FEES AND EXPENSES. Each party hereto shall pay all fees and expenses of such party's respective counsel, accountants and other experts and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transaction contemplated hereby, including any finder's or brokerage fees; provided, however, that the expenses related to the formation of the LLC shall be paid by LLC.

      15.13 NOTICES. All written notices or other written communications required under this Agreement shall be deemed properly given when provided to the parties entitled thereto by personal delivery (including delivery by commercial services such as messengers and airfreight forwarders) or by mail sent registered or certified mail, postage prepaid at the addresses set forth on Exhibit A (or to such other address of a party designated in writing by such party to the others). All written notices shall be deemed delivered and properly received upon the earlier of two (2) days after mailing the confirmation notice or upon actual receipt of the notice provided by personal delivery or electronic means.

      15.14 SURVIVAL OF RIGHTS. This Agreement shall be binding upon, and, as to permitted or accepted successors, transferees and assigns, inure to the benefit of the Members and the LLC and their respective heirs, legatees, legal representatives, successors, transferees and assigns, in all cases whether by the laws of descent and distribution, merger, reverse merger, consolidation, sale of assets, other sale, operation of law or otherwise.

      15.15 REPRESENTATIONS AND ACKNOWLEDGMENTS. (a) Each Member does hereby represent and warrant by the signing of a counterpart of this Agreement that the Interest acquired by him was acquired for his/her own account, for investment only, and not for the benefit of any other person, and not for resale to any other person or future distribution, and that he/she has relied solely on the advice of his/her personal tax, investment or other advisor(s) in making his/her decision. The Managers have not made and hereby make no warranties or representations other than those set forth in this Agreement.

            (b) Each member acknowledges and agrees that the firm of Bryan Cave LLP has represented Medicis. Each Member acknowledges and agrees that they have been advised to seek their own separate counsel with respect to the LLC, this Agreement and all matters pertaining thereto.

      15.16 PARTITION. The Members agree that the Property that the LLC may own or have an interest in is not suitable for partition. Each of the Members hereby irrevocably waives any and all rights that it may have to maintain any action for partition of any Property the LLC may at any time have an interest in.

      15.17 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

      15.18 ATTORNEYS' FEES. In the event of any litigation, arbitration or other dispute arising as a result of or by reason of this Agreement, the prevailing party in any such litigation, arbitration or other dispute shall be entitled to, in addition to any other damages assessed, its reasonable attorneys' fees, and all other costs and expenses incurred in connection with settling or resolving such dispute. The attorneys' fees which the prevailing party is entitled to recover shall include fees for prosecuting or defending any appeal and shall be awarded for any supplemental proceedings until the final judgment is satisfied in full. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any lawsuit or arbitration procedure on this Agreement shall be entitled to its reasonable attorneys' fees incurred in any post judgment proceedings to collect or enforce the judgment. This attorneys' fees provision is separate and several and shall survive the merger of this Agreement into any judgment.

      15.19 CONFIDENTIALITY AND PRESS RELEASES. The Members and their respective Affiliates and Principals hereby agree that it is in all of their best interests to keep this Agreement and the business of the LLC and all information concerning such business confidential. Such parties each agree that they will not take any action nor conduct themselves in any fashion, including giving press releases or granting interviews, that would disclose to third parties unrelated to the LLC or the business of the LLC any aspect of the LLC or the business of the LLC without the unanimous prior written approval of all Members. To the extent such prior approval is given, it may be conditioned upon approval of the text of any press release or the scope of any intended interview.

                                  ARTICLE XVI.
                                  MISCELLANEOUS

      16.1 ASSIGNMENT; BINDING AGREEMENT.

            (a) This Agreement and all or any part of MEDICIS's rights and obligations hereunder may be assigned by MEDICIS at any time to any Affiliate of MEDICIS. MEDICIS shall cause such Affiliate(s) to perform any of MEDICIS's obligations hereunder which are assigned to such Affiliate(s).

            (b) Neither this Agreement nor any of IMX's rights or obligations hereunder may be assigned by IMX without MEDICIS's prior written consent.

            (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective successors and permitted assigns.

      IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement as of the date first written above.


                                         MEDICIS PARTNERS INCORPORATED

                                         By: /s/ Mark A. Prygocki
                                             -----------------------------------
                                             Mark A. Prygocki, Sr.
                                             Chief Financial Officer


                                         IMX PHARMACEUTICALS, INC.

                                         By: /s/ Bill Forster, President
                                             -----------------------------------
                                             Bill Forster, President

                                    EXHIBIT A

                   INITIAL MEMBER NAMES AND ADDRESSES; INITIAL
                 CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

================================================================================
MEMBER'S NAME               MEMBER'S ADDRESS           MEMBER'S       MEMBER'S
                                                       CAPITAL        PERCENTAGE
                                                       CONTRIBUTION   INTEREST
================================================================================
Medicis Partners            4343 East Camelback        $4,000,000     51%
Incorporated                Suite 250
                            Phoenix, AZ  85018-2700
--------------------------------------------------------------------------------
IMX Pharmaceuticals, Inc.   2295 Corporate Blvd.       $4,000,000*    49%
                            Boca Raton, FL  33431
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    TOTALS:            $8,000,000     100%
================================================================================

* Represents the agreed upon fair market value of property contributed by IMX to the capital of the LLC.

                                    EXHIBIT B

                              (FACE OF CERTIFICATE)

THE LLC INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. SUCH LLC INTERESTS MAY NOT BE SOLD OR TRANSFERRED UNLESS SUBSEQUENTLY REGISTERED OR QUALIFIED OR UNLESS AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE. THE AGREEMENT (AS DEFINED BELOW) PROVIDES FOR FURTHER RESTRICTIONS ON TRANSFER OF THE LLC INTERESTS REPRESENTED HEREBY.

                          CERTIFICATE FOR LLC INTEREST
                                       IN
                    MEDICIS CONSUMER PRODUCTS COMPANY, L.L.C.

Certificate No. __________                        __________ Percentage Interest

      The undersigned, as a General Manager of Medicis Consumer Products Company, L.L.C., a Delaware limited liability company (the "LLC"), hereby certifies that ___________________________ is the holder of an LLC Interest representing a _______ percent (__%) Percentage Interest, as those terms are defined in the Limited Liability Company Agreement of Medicis Consumer Products Corporation dated as of June 5, 1998, as amended and restated from time to time (the "Agreement") (copies of which are on file at the principal office of the LLC).

      This Certificate is not negotiable or transferable except by operation of law, or as otherwise provided in the Agreement, and any such transfer will be valid only upon delivery of this Certificate, together with a duly executed assignment in the form set forth on the reverse hereof (or otherwise acceptable to the Managers and sufficient to convey an interest in an LLC pursuant to the Delaware Limited Liability Company Act, as it may be amended and in effect from time to time, or any successor statute thereto) to the Managers of the LLC.

Dated: __________                        MEDICIS CONSUMER PRODUCTS
                                         COMPANY, L.L.C.

                                         By:
                                             -----------------------------------
                                         Its: Manager

                            (REVERSE OF CERTIFICATE)
                           ASSIGNMENT OF LLC INTEREST
                                       IN
                    MEDICIS CONSUMER PRODUCTS COMPANY, L.L.C.

      FOR VALUE RECEIVED, the undersigned ("Assignor") hereby assigns, conveys, sells and transfers unto
________________________________________________________________________________
                                  ("Assignee")

________________________________________     ___________________________________
(Please insert Social Security               (Please print or typewrite name and
or other identifying number of Assignee)     address of Assignee)

all rights and interest of Assignor in ______ percent of the LLC Interest evidenced hereby and directs that all future distributions and allocations with respect to such specified assigned LLC Interest be paid or allocated by the LLC to such Assignee. The Assignor hereby irrevocably constitutes and appoints each Manager as Assignor's attorney-in-fact with full power of substitution in the premises to transfer the same on the books of the LLC.

Dated: ____________________               ______________________________________
                                          Signature of Assignor

Note:       The signature to any assignment must correspond with the name as written upon the face of this Certificate, in every particular, without alteration or enlargement or any change whatever. If the assignment is executed by an attorney, executor, administrator, trustee or guardian, the person executing the assignment must give such person's full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the LLC or its transfer agent, must be forwarded with this Certificate.

            The undersigned, a General Manager of the LLC, hereby consents to this Assignment pursuant to Section 9.1 of the Agreement.

Dated: ____________________               MEDICIS CONSUMER PRODUCTS
                                          COMPANY, L.L.C.


                                      By:
                                          --------------------------------------
                                          Its: General Manager

      THE LLC INTERESTS EVIDENCED HEREBY ARE SUBJECT TO ALL TERMS AND CONDITIONS OF THE AGREEMENT AND UNLESS AND UNTIL ADMITTED TO THE LLC AS A MEMBER, NO ASSIGNEE SHALL BE ENTITLED TO ANY OF THE RIGHTS, POWERS OR PRIVILEGES OF THE ASSIGNOR, EXCEPT THAT ASSIGNEE SHALL BE ENTITLED TO THE DISTRIBUTIONS PAID AND ALLOCATIONS MADE WITH RESPECT TO SUCH INTERESTS AS DIRECTED BY THE ASSIGNOR ABOVE.